Warby Parker Announces First Quarter 2023 Results
Net revenue increased 12.2% year over year to $172.0 million
Average Revenue per Customer increased 8.4% year over year to $270

NEW YORK, May 9, 2023. Warby Parker Inc. (NYSE: WRBY) (the “Company”), a direct-to-consumer lifestyle brand focused on vision for all, today announced financial results for the first quarter ended March 31, 2023.
“Our first quarter performance represents a solid start to 2023,” said Co-Founder and Co-CEO Dave Gilboa. “We achieved double digit revenue growth, ahead of expectations and well above the current industry forecasted growth rate. We are particularly pleased to be driving strong market share gains while expanding adjusted EBITDA margin. Our teams are doing an excellent job of capturing demand in the current environment through our compelling value proposition, expanding portfolio of products and services, and delivering world class customer service.”
“While we continue to be cautious about near-term trends given the uncertain macroeconomic outlook, we remain optimistic about Warby Parker’s future,” added Co-Founder and Co-CEO Neil Blumenthal. “We are still in the early stages of building our store footprint and developing our holistic vision offering and see a long runway for sustained, profitable growth in the years ahead.”
First Quarter 2023 Year Over Year Highlights
•Net revenue increased $18.8 million, or 12.2%, to $172.0 million.
•GAAP net loss improved $23.3 million to $10.8 million.
•Adjusted EBITDA(1) increased $17.0 million to $17.7 million and adjusted EBITDA margin(1) improved 9.8 points from 0.5% to 10.3%.
First Quarter 2023 Year Over Year Financial Results
•Net revenue increased $18.8 million, or 12.2%, to $172.0 million.
•Average Revenue per Customer increased 8.4% to $270. Active Customers increased 2.5%, to 2.29 million.
•Gross profit increased 5.7% to $94.8 million.
•Gross margin was 55.1% compared to 58.5% in the prior year. The decline in gross margin was primarily driven by the impact of the growth in store count driving higher store occupancy and depreciation costs, an increase in salary and benefit costs associated with optometrists as we scale our eye exam offering across our fleet, to 155 exam locations, up from 114 in the prior year period, and the increased penetration of contact lenses, which carry lower gross margins than eyeglasses, reflecting Warby Parker’s strategy to grow its contact lens offering.
•Selling, general and administrative expenses (“SG&A”) was 62.3% of revenue, down from 80.5% of revenue in the prior year, a decline of $16.2 million to $107.2 million, primarily driven by reduced marketing costs, lower stock-based compensation, and adjustments to our cost structure made last year. Adjusted SG&A(1) decreased to $87.2 million, or 50.7% of revenue, down from $96.2 million, or 62.8% of revenue in the prior year.

•GAAP net loss decreased $23.3 million to $10.8 million, primarily as a result of the decrease in SG&A described above.
•Adjusted EBITDA(1) increased $17.0 million to $17.7 million and adjusted EBITDA margin(1) improved 9.8 points to 10.3%.
•Opened 6 new stores during the quarter, ending with 204 stores.
Balance Sheet Highlights
Warby Parker ended the first quarter of 2023 with $204.3 million in cash and cash equivalents.
2023 Outlook
For the full year 2023, Warby Parker is maintaining the following guidance:
•Net revenue of $645 to $660 million, representing growth of 8% to 10% versus full year 2022.
•Adjusted EBITDA(1) of approximately $51.5 million, or adjusted EBITDA margin(1) of approximately 7.9%.
•40 new store openings bringing the total projected store count at year end to approximately 240.
“Both our top and bottom line exceeded guidance in the first quarter highlighted by our adjusted EBITDA margin of 10.3%,” said Chief Financial Officer Steve Miller. “Our disciplined and balanced approach to driving growth and profitability is fueling solid overall results despite the macroeconomic headwinds that continue to pressure the market. We believe we are well positioned to continue advancing our business in 2023 and remain confident that the strategic course we have set for the Company will yield meaningful benefits for consumers and our shareholders over the long term.”
The guidance and forward-looking statements made in this press release and on our conference call are based on management's expectations as of the date of this press release.
(1) Please see the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled “Non-GAAP Financial Measures” below.
Webcast and Conference Call
A conference call to discuss Warby Parker’s first quarter 2023 results, as well as second quarter and full year 2023 outlook, is scheduled for 8:00 a.m. ET today. To participate, please dial 833-470-1428 from the U.S. or 404-975-4839 from international locations. The conference passcode is 104220. A live webcast of the conference call will be available on the investors section of the Company’s website at investors.warbyparker.com where presentation materials will also be posted prior to the conference call. A replay will be made available online approximately two hours following the live call for a period of 90 days.
Forward-Looking Statements
This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended,

and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including expectations regarding achieving profitability, delivering stakeholder value, growing market share, and our guidance for the quarter ending June 30, 2023 and year ending December 31, 2023; expectations regarding the number of new store openings during the year ending December 31, 2023; management’s plans, priorities, initiatives and strategies; and expectations regarding growth of our business. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our future growth effectively; our expectations regarding cost of goods sold, gross margin, channel mix, customer mix, and selling, general, and administrative expenses; increases in component and shipping costs and changes in supply chain; our reliance on our information technology systems and enterprise resource planning systems for our business to effectively operate and safeguard confidential information; our ability to engage our existing customers and obtain new customers; planned new retail stores in 2023 and going forward; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, inflation and government instability; our ability to compete successfully; our ability to manage our inventory balances and shrinkage; the growth of our brand awareness; our ability to recruit and retain optometrists, opticians, and other vision care professionals; a resurgence of COVID-19 or the spread of new infectious diseases; the effects of seasonal trends on our results of operations; our ability to stay in compliance with extensive laws and regulations that apply to our business and operations; our ability to adequately maintain and protect our intellectual property and proprietary rights; our reliance on third parties for our products, operation and infrastructure; our duties related to being a public benefit corporation; the ability of our Co-Founders and Co-CEOs to exercise significant influence over all matters submitted to stockholders for approval; the effect of our multi-class structure on the trading price of our Class A common stock; and the increased expenses associated with being a public company. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our most recent reports filed with the SEC on Form 10-K and Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.
Glossary
Active Customer is defined as a unique customer that has made at least one purchase of any product or service in the preceding 12-month period.
Average Revenue per Customer is defined as net revenue for a given period divided by the number of Active Customers as of the end of that same period.
Non-GAAP Financial Measures
We use adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per share, adjusted cost of goods sold (“adjusted COGS”), adjusted gross profit, and adjusted selling, general, and administrative expenses (“adjusted SG&A”) as important indicators of our operating performance. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” The Non-GAAP Measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
Adjusted EBITDA is defined as net income (loss) before interest and other income, taxes, and depreciation and amortization as further adjusted for asset impairment costs, stock-based compensation expense and related employer payroll taxes, amortization of cloud-based software implementation costs, and non-recurring costs such as major system implementation costs. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue.
Adjusted net income (loss) is defined as net income (loss) adjusted for stock-based compensation expense and related employer payroll taxes and non-recurring costs such as major system implementation costs, and as further adjusted for estimated income tax on such adjusted items.
Adjusted earnings (loss) per share is defined as adjusted net income (loss) divided by adjusted weighted average shares outstanding.
Adjusted COGS is defined as cost of goods sold adjusted for stock-based compensation expense and related employer payroll taxes.
Adjusted gross profit is defined as net revenue minus adjusted COGS.
Adjusted SG&A is defined as SG&A adjusted for stock-based compensation expense and related employer payroll taxes and non-recurring costs such as major system implementation costs.
The Non-GAAP Measures are presented for supplemental informational purposes only. A reconciliation of historical GAAP to Non-GAAP financial information is included under “Selected Financial Information” below.
We have not reconciled our adjusted EBITDA margin guidance to GAAP net income (loss) margin, or net margin, or adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance for GAAP net margin or GAAP net income (loss) due to the uncertainty and potential variability of stock-based compensation and taxes, which are reconciling items between

GAAP net margin and adjusted EBITDA margin and GAAP net income (loss) and adjusted EBITDA, respectively. Because such items cannot be reasonably provided without unreasonable efforts, we are unable to provide a reconciliation of the adjusted EBITDA margin guidance to GAAP net margin and adjusted EBITDA guidance to GAAP net income (loss). However, such items could have a significant impact on GAAP net margin and GAAP net income (loss).
About Warby Parker
Warby Parker (NYSE: WRBY) was founded in 2010 with a mission to inspire and impact the world with vision, purpose, and style–without charging a premium for it. Headquartered in New York City, the co-founder-led lifestyle brand pioneers ideas, designs products, and develops technologies that help people see, from designer-quality prescription glasses (starting at $95) and contacts, to eye exams and vision tests available online and in more than 200 retail stores across the U.S. and Canada.
Warby Parker aims to demonstrate that businesses can scale, do well, and do good in the world. Ultimately, the brand believes in vision for all, which is why for every pair of glasses or sunglasses sold, they distribute a pair to someone in need through their Buy a Pair, Give a Pair program. To date, Warby Parker has worked alongside its nonprofit partners to distribute more than 13 million glasses to people in need.

Selected Financial Information

Warby Parker Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except share data)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$204,261	$208,585
Accounts receivable, net	962	1,435
Inventory	64,411	68,848
Prepaid expenses and other current assets	14,927	15,700
Total current assets	284,561	294,568

Property and equipment, net	140,476	138,628
Right-of-use lease assets	123,278	127,014
Other assets	9,566	8,497
Total assets	$557,881	$568,707

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,958	$20,791
Accrued expenses	47,996	58,222
Deferred revenue	18,886	25,628
Current lease liabilities	21,710	22,546
Other current liabilities	2,489	2,370
Total current liabilities	111,039	129,557

Non-current lease liabilities	148,922	150,832
Other liabilities	1,574	1,672
Total liabilities	261,535	282,061
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; Class A: 750,000,000 shares authorized at March 31, 2023 and December 31, 2022, 96,282,522 and 96,115,202 issued and outstanding at March 31, 2023 and December 31, 2022, respectively; Class B: 150,000,000 shares authorized at March 31, 2023 and December 31, 2022, 19,318,298 and 19,223,572 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively, convertible to Class A on a one-to-one basis	12	12
Additional paid-in capital	912,110	890,915
Accumulated deficit	(614,446)	(603,634)
Accumulated other comprehensive loss	(1,330)	(647)
Total stockholders’ equity	296,346	286,646
Total liabilities and stockholders’ equity	$557,881	$568,707

Warby Parker Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Net revenue	$171,968	$153,218
Cost of goods sold	77,177	63,572
Gross profit	94,791	89,646

Selling, general, and administrative expenses	107,221	123,386
Loss from operations	(12,430)	(33,740)

Interest and other loss, net	1,879	146

Loss before income taxes	(10,551)	(33,594)
Provision for income taxes	261	539
Net loss	$(10,812)	$(34,133)

Net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.30)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	116,159,428	114,103,766

Warby Parker Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(10,812)	$(34,133)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,140	6,910
Stock-based compensation	19,780	27,144
Asset impairment charges	395	227
Amortization of cloud-based software implementation costs	363	—
Change in operating assets and liabilities:
Accounts receivable, net	473	163
Inventory	4,442	(7,147)
Prepaid expenses and other assets	(657)	(4,316)
Accounts payable	(921)	751
Accrued expenses	(7,826)	(2,158)
Deferred revenue	(6,744)	(2,654)
Other current liabilities	119	129
Right-of-use lease assets and current and non-current lease liabilities	988	2,571
Other liabilities	(97)	2,217
Net cash provided by (used in) operating activities	8,643	(10,296)
Cash flows from investing activities
Purchases of property and equipment	(12,385)	(16,060)
Net cash used in investing activities	(12,385)	(16,060)
Cash flows from financing activities
Proceeds from stock option exercises	81	180
Net cash provided by financing activities	81	180
Effect of exchange rates on cash	(662)	84
Net decrease in cash and cash equivalents	(4,323)	(26,092)
Cash and cash equivalents, beginning of period	208,585	256,416
Cash and cash equivalents, end of period	$204,262	$230,324
Supplemental disclosures
Cash paid for income taxes	$97	$34
Cash paid for interest	50	35
Cash paid for amounts included in the measurement of lease liabilities	10,849	6,941
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$2,957	$4,241

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reconciles adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP measure, which is net loss:

	Three Months Ended March 31,
	2023	2022
	unaudited (in thousands)
Net loss	$(10,812)	$(34,133)
Adjusted to exclude the following:
Interest and other loss, net	(1,878)	(146)
Provision for income taxes	261	539
Depreciation and amortization expense	9,140	6,910
Asset impairment charges	395	227
Stock-based compensation expense(1)	19,866	27,377
Amortization of cloud-based software implementation costs(2)	363	—
ERP implementation costs(3)	403	—
Adjusted EBITDA	17,738	774
Adjusted EBITDA margin	10.3%	0.5%
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions. For the three months ended March 31, 2023 and 2022, the amount includes $0.1 million and $0.2 million, respectively, of employer payroll costs associated with releases of RSUs and option exercises.
(2)    Represents the amortization of costs capitalized in connection with the implementation of cloud-based software.
(3)    Represents internal and external non-capitalized costs related to the implementation of our new Enterprise Resource Planning (“ERP”) system.

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table presents our non-GAAP, or adjusted, financial measures for the periods presented as a percentage of revenue. Each cost and operating expense is adjusted for stock-based compensation expense and related employer payroll taxes and ERP implementation costs, if applicable.

	Reported		Adjusted
	Three Months Ended March 31,		Three Months Ended March 31,
	2023	2022	2023	2022
	(unaudited, in thousands)		(unaudited, in thousands)
Cost of goods sold	$77,177	$63,572	$76,979	$63,337
% of Revenue	44.9%	41.5%	44.8%	41.3%

Gross profit	$94,791	$89,646	$94,989	$89,881
% of Revenue	55.1%	58.5%	55.2%	58.7%

Selling, general, and administrative expenses	$107,221	$123,386	$87,150	$96,244
% of Revenue	62.3%	80.5%	50.7%	62.8%

Net (loss) income	$(10,812)	$(34,133)	$6,855	$(4,385)
% of Revenue	(6.3)%	(22.3)%	4.0%	(2.9)%

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reflects a reconciliation of each non-GAAP, or adjusted, financial measure to its most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended March 31,
	2023	2022
	(unaudited, in thousands)
Cost of goods sold	$77,177	$63,572
Adjusted to exclude the following:
Stock-based compensation expense(1)	198	235
Adjusted cost of goods sold	$76,979	$63,337

Gross profit	$94,791	$89,646
Adjusted to exclude the following:
Stock-based compensation expense(1)	198	235
Adjusted gross profit	$94,989	$89,881

Selling, general, and administrative expenses	$107,221	$123,386
Adjusted to exclude the following:
Stock-based compensation expense(1)	19,668	27,142
ERP implementation costs(2)	403	—
Adjusted selling, general, and administrative expenses	$87,150	$96,244

Net loss	$(10,812)	$(34,133)
Provision for income taxes	261	539
Loss before income taxes	(10,551)	(33,594)
Adjusted to exclude the following:
Stock-based compensation expense(1)	19,866	27,377
ERP implementation costs(2)	403	—
Adjusted provision for income taxes(3)	(2,863)	1,832
Adjusted net income (loss)	$6,855	$(4,385)

Adjusted weighted average shares - diluted	116,910,723	114,103,766
Adjusted diluted loss per share	$0.06	$(0.04)
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions. For the three months ended March 31, 2023 and 2022, the amount includes $0.1 million and $0.2 million, respectively, of employer payroll costs associated with releases of RSUs and option exercises, all of which is included in SG&A.
(2)    Represents internal and external non-capitalized costs related to the implementation of our new ERP system.
(3)    The adjusted provision for income taxes is based on long-term estimated annual effective tax rate 29.46% in both 2023 and 2022. The Company may adjust its adjusted tax rate as additional information becomes available or events occur which may materially affect this rate, including impacts from the rapidly evolving global tax environment, significant changes in our geographic mix, merger and acquisition activity, or changes in our business outlook.

Contacts
Investor Relations:
Brendon Frey, ICR
Investors@warbyparker.com

Media:
Lena Griffin
lena@derris.com

Source: Warby Parker Inc.